Exhibit 107

		Calculation of Filing Fee Tables
		Form S-8
		(Form Type)
		AEye, Inc.
		(Exact Name of Registrant as Specified in its Charter)
		Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

	Common stock,
	par value
	$0.0001 per
Equity	share	Other (2)	406,024 (3)	$0.58	$235,493.92	$0.00015310	$36.05
	Common stock,
	par value
	$0.0001 per
Equity	share	Other (2)	135,341 (4)	$0.58	$78,497.78	$0.00015310	$12.02
Total Offering Amounts					$313,991.70	$0.00015310	$48.07
Total Fee Offsets							—
Net Fee Due							$48.07

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.0001 per share (the “Common Stock”) of AEye, Inc. (the “Registrant”) that may become issuable under the terms of the AEye, Inc. 2021 Equity Incentive Plan (the “2021 EIP”) or the AEye, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”), as applicable, by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported on The Nasdaq Stock Market LLC on April 1, 2025, which date is within five business days prior to the filing of this registration statement.

(3)	Represents the additional shares of the Common Stock reserved for issuance under the 2021 EIP resulting from the increase determined by the Board pursuant to 2021 EIP Evergreen Provision. The increase was effective as of January 1, 2025.

(4)	Represents the additional shares of the Common Stock reserved for issuance under the 2022 ESPP resulting from the increase determined by the Board pursuant to 2022 ESPP Evergreen Provision. The increase was effective as of January 1, 2025.